Exhibit 10.51

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated, for reference purposes only, as of 14th day of November, 2003, between ARE-9363/9373/9393 TOWNE CENTRE, LLC, a Delaware limited liability company (“Landlord”), and AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                   The Premises (as defined below in the Basic Lease Provisions) is subject to that certain Lease dated as of January 2, 1989, between Nexus/Gadco-UTC, a California Joint Venture, and its successor in interest Nippon Landic (U.S.A.) Inc. (collectively, “Original Landlord”), as landlord, and Tenant, as tenant, as amended by that certain Amendment to Lease dated as of February 23, 1989, that certain Second Amendment to Lease dated as of July 29, 1991, that certain Third Amendment to Lease dated as of August 22, 1991, that certain Fourth Amendment to Lease dated as of February 26, 1997, that certain Fifth Amendment to Lease dated as of February 8, 1999, that certain Sixth Amendment to Lease dated as of October 11, 1999, that certain Seventh Amendment to Lease dated as of March 1, 2000, that certain Eighth Amendment to Lease dated as of May 2, 2000, that certain Ninth Amendment to Lease dated as of October 15, 2001, that certain Tenth Amendment to Lease dated August 20, 2002, and that certain Eleventh Amendment to Lease dated January 23, 2003 (as amended, the “Prior Lease”).  Landlord has succeeded to the interest of Original Landlord under the Prior Lease.

B.                                     Tenant has requested and Landlord has agreed, subject to the terms and conditions set forth herein, to terminate the Prior Lease and enter into this Lease.

BASIC LEASE PROVISIONS

Address:                                               9363 and 9373 Towne Centre Drive, San Diego, California

Premises:                                        That portion of the Project, containing approximately 77,173 rentable square feet, consisting of (i) approximately 45,030 rentable square feet  (the “9363 Premises”) located in the building at 9363 Towne Centre Drive, San Diego, California (the “9363 Building”), more particularly shown on shown on Exhibit A-1, and (ii) approximately 32,173 rentable square feet (the “9373 Premises”) located in the building at 9373 Towne Centre Drive, San Diego, California (the “9373 Building”), more particularly shown on shown on Exhibit A-2.

Project:                                                     The real property on which the 9363 Building and 9373 Building (collectively, the “Building”) in which the Premises are located and on which the building located at 9393 Towne Centre Drive is located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:                                  For 9363 Premises:  $2.40 per rentable square foot per month, subject to adjustment pursuant to Section 4.

For 9373 Premises:  $63,799.94 per month, subject to adjustment pursuant to Sections 3(b) and 4.

Rentable Area of Premises: 77,173 sq. ft.

Rentable Area of 9363 Building: 45,030 sq. ft.	9363 Building’s Share of Project: 32.38%

Rentable Area of 9373 Building: 52,228 sq. ft.	9373 Building’s Share of Project: 37.56%

Rentable Area of Project: 139,038 sq. ft.

Tenant’s Share of Operating Expenses: 55.5%

Security Deposit: $250,000.00

Rent Adjustment Percentage: 3%

Commencement Date: September 1, 2003

Base Term:	Beginning on the Commencement Date and ending on January 31, 2015.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7.

Address for Rent Payment:	Landlord’s Notice Address:
135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Accounts Receivable	135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address:
9360 Towne Centre Drive, Suite 110 San Diego, California 92121 Attention: Reed Vickerman

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A – 1 DESCRIPTION OF 9363 PREMISES
☒ EXHIBIT A – 2 DESCRIPTION OF 9373 PREMISES
☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C – WORK LETTER
☒ EXHIBIT D – INTENTIONALLY OMITTED
☒ EXHIBIT E - RULES AND REGULATIONS
☒ EXHIBIT F – TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G – SUBLEASE PREMISES DESCRIPTION
☒ EXHIBIT H – AVAILABLE SPACE DESCRIPTION
☒ EXHIBIT I – HVAC EQUIPMENT

1.                                       Lease of Premises.  Upon and subject to all of the terms and conditions hereof,  Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Subject to Landlord’s obligations under Section 10 with respect to providing substitute parking, Landlord reserves the right to modify Common Areas; provided, however, that such modifications do not materially adversely affect (i) Tenant’s access to the Premises other than on a temporary basis, or (ii) Tenant’s use of the Premises for the Permitted Use.

2.                                       Prior Lease; Lease Term; Acceptance of Premises.

(a)                                  Prior Lease.

(i)                                     Landlord and Tenant hereby acknowledge and agree that, as of the Prior Lease Termination Date (as hereinafter defined), the Prior Lease contains the complete agreement between Landlord and Tenant with respect to the Premises, and is in full force and effect, subject to subsection 2(a)(iii).

(ii)                                  Tenant hereby certifies to Landlord (and its successors and assigns) that, as of the Prior Lease Termination Date, (A) Tenant has no right, title, or interest in or to the Premises or the Project other than as a lessee of the Premises under the Prior Lease and as a sublessee of the Sublease Premises (as defined in Section 42), (B) Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of, or interest in, the Premises or the Project, (C) Tenant has not sublet any portion of the Premises or assigned any portion of the Prior Lease to any sublessee or assignee, and (D) Landlord has performed all obligations required of Landlord pursuant to the Prior Lease.  Landlord and Tenant hereby certify to one another (and their respective successors and assigns) that, as of the Prior Lease Termination Date, (x) each has the full right, power and authority to enter into this Lease and to perform its obligations hereunder and has obtained all necessary consents and approvals required under the documents governing its affairs in order to execute this Lease and to perform its obligations hereunder, and (y) each of the persons executing this Lease on its behalf has the full right, power and authority so to do.  To Landlord’s actual knowledge, without any duty of inquiry or investigation, Tenant has performed all obligations as of the date hereof required to be performed by Tenant under the Prior Lease and there are currently no monetary defaults under the Prior Lease.  The matters described in the foregoing certifications shall remain and be true and correct, in all material respects, as of the Commencement Date.

(iii)                               As of 11:59 p.m. on August 31, 2003 (the “Prior Lease Termination Date”), the Prior Lease shall terminate and be of no further force or effect and neither Landlord nor Tenant shall have any other right, title, or interest, of any kind, direct or indirect, in any portion of the Premises or the Project under the Prior Lease, except as expressly provided in this Lease.  All obligations of the parties under the Prior Lease which are by their terms intended to survive the termination of the Prior Lease (including, without limitation, indemnity obligations and obligations concerning the condition and repair of the Premises and/or the Project) (the “Prior Lease Obligations”) shall survive such termination of the Prior Lease for the benefit of Landlord and Tenant, as the case may be.  Landlord and Tenant each hereby reserves all rights and claims that such party may have against the other party for any such Prior Lease Obligations.  Landlord and Tenant acknowledge and agree that their obligations to one another with respect to reconciling Operating Expenses (as defined under the Prior Lease) for the period from January 1, 2003, until the Prior Lease Termination Date shall survive the termination of the Prior Lease.  Landlord and Tenant also acknowledge and agree that Tenant’s obligation under the Prior Lease to pay to Landlord $1,606 on the first day of each month through and including March 1, 2004, for remodeling the common areas of the 9373 Building shall survive the termination of the Prior Lease.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings, and negotiations that are not contained herein including, without limitation, the Prior Lease.

(b)                                 Term.   The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and, if applicable, the Extension Term(s) (as hereinafter defined) which Tenant may elect pursuant to Section 45.

(c)                                  Acceptance of Premises.  Tenant has been in possession of, and conducting business in, the Premises under the Prior Lease and intends to continue conducting business in the Premises, without interruption between the Prior Lease Termination Date and the Commencement Date.  Tenant accepts the Premises “as is”, in their condition as of the Commencement Date, without any qualifications, restrictions, or limitations, subject to all applicable Legal Requirements (as defined in Section 7) and Landlord’s repair and maintenance obligations under Section 13 and with respect to the exterior walls, roof structure (excluding the roof membrane) and the foundation.  Further, since the Premises will not be empty and/or unoccupied at any time prior to the Commencement Date and Landlord will have no opportunity to inspect, examine, and/or audit the Premises in order to establish the condition of the

Premises as of the Commencement Date, Landlord shall have no liability for any defects in the Premises (whether latent or patent).  Nothing in the preceding sentence is intended to limit or reduce Landlord’s repair and maintenance obligations under Section 13 and with respect to the exterior walls, roof structure (excluding the roof membrane) and the foundation.  Except for Landlord’s HVAC Work (as defined in Section 2(e)), the Roof Work (as defined in Section 2(f)), and any obligations under the Work Letter, Landlord shall have no obligation to perform any work or to refurbish, finish, or otherwise alter the Premises in order to prepare the Premises for Tenant’s use or occupancy.  Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  Landlord, in executing this Lease, does so in reliance upon Tenant’s representations, warranties, acknowledgments, and agreements contained herein.  Nothing contained in this paragraph is intended to limit or reduce Landlord’s obligations under Section 13 or make Tenant responsible for the matters described as exclusions to Operating Expenses in Section 5(a) - (x).

(d)                                 Tenant Improvements to 9373 Premises.  In accordance with the Work Letter, Tenant shall cause the Tenant Improvements (as defined in the Work Letter) to be constructed in the 9373 Premises at a cost to Landlord not to exceed $1,286,920 which shall include the cost of construction, construction management by Landlord (for which Landlord shall be paid Administrative Rent (as defined in the Work Letter) not to exceed $25,000), cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees.  Tenant shall be required to provide Landlord with prior written notice of the date on which the construction of the Tenant Improvements shall commence (the “TI Commencement Date”), which date shall be no later than April 15, 2004.  The period commencing on the TI Commencement Date and ending 8 months thereafter is hereinafter referred to as the “TI Work Period.”

(e)                                  Landlord’s HVAC Work.  Landlord shall, at Landlord’s sole cost and expense, (i) utilize the infrastructure in the existing central plant at the 9363 Building and add a chiller, cooling tower and air handler (with the specifications and capacity as more particularly described on Exhibit I) to service the first floor at the 9373 Building  (collectively, the “Central Plant Modifications”), and (ii) provide new package units to service the office improvements on the second floor of the 9373 Building ((i) and (ii) are hereinafter collectively referred to as the “HVAC Work”).  Tenant acknowledges and agrees that the central plant at the 9363 Building, as modified by the Central Plant Modifications, will not have the capacity to accommodate conversion of the second floor of either the 9363 Building or 9373 Building to laboratory space. Landlord shall endeavor to cause the HVAC Work to be completed during the TI Work Period.  Tenant acknowledges that the construction of the HVAC Work may adversely impact the construction of the Tenant Improvements and Tenant’s use and enjoyment of the Premises and Tenant agrees to cooperate with Landlord and to permit Landlord and its contractors to enter the Premises so that the Central Plant Modifications may be completed.

(f)                                    Roof.  Landlord shall, at Landlord’s sole cost and expense, replace and install a new roof on the 9373 Building (the “Roof Work”).  The Roof Work shall be undertaken and completed during the TI Work Period.  Tenant acknowledges that the Roof Work may adversely impact the construction of the Tenant Improvements and Tenant’s use and enjoyment of the 9373 Premises and Tenant agrees to cooperate with Landlord and to permit Landlord and its contractors to access the 9373 Premises to do the Roof Work.

3.                                       Rent.

(a)                                  Base Rent.  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of

Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)                                 Rent Abatement for 9373 Premises.  During the period commencing on January 1, 2004, and ending on August 31, 2004, Tenant shall not be required to pay Base Rent or Operating Expenses for the 9373 Premises only.  Tenant’s obligation to resume paying Base Rent and Operating Expenses for the 9373 Premises shall commence on September 1, 2004 (the “Rent Resumption Date”) and Tenant shall be required to pay Base Rent for the 9373 Premises at that time in the amount of $2.10 per rentable square foot per month.

(c)                                  Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                       Base Rent Adjustments.  Base Rent shall be increased on September 1 of each year during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Notwithstanding anything to the contrary contained in the preceding sentence, the first Adjustment Date for Base Rent for the 9373 Premises shall occur on September 1, 2005.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

5.                                       Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and administrative rent in the amount of 3.0% of Base Rent), excluding only:

(a)                                  the original construction costs of the Project, renovation and remodeling prior to the date of the Lease and during the Term, and costs of correcting defects in such original construction,  renovation or remodeling;

(b)                                 the cost of maintenance of the structural elements of the following portions of the Project:  exterior walls, roof structures (excluding the roof membrane) and foundation;

(c)                                  capital expenditures for expansion of the Project;

(d)                                 interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses except to the extent that they are duplicative of Taxes or Operating Expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e)                                  depreciation of the Project (except for capital improvements, the cost of which are  includable in Operating Expenses to the extent permitted herein);

(f)                                    advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent, construction allowances for tenants, and advertising and marketing expenses;

(g)                                 legal and other expenses incurred in the negotiation or enforcement of leases;

(h)                                 completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work, and costs for any special service provided to a tenant of the Project which is not provided generally to tenants of the Project;

(i)                                     costs of utilities outside normal business hours sold to tenants of the Project;

(j)                                     costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(k)                                  salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(l)                                     general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(m)                               costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(n)                                 fines, expenses and costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(o)                                 penalties, fines or interest incurred as a result of Landlord’s inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(p)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q)                                 costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(r)                                    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(s)                                  costs incurred in the sale or refinancing of the Project;

(t)                                    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(u)                                 any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project, except as set forth in Section 5(j) above;

(v)                                 costs incurred in connection with environmental clean up, response action or remediation on, in or under or about the Project (other than the Premises), except to the extent caused or contributed to or exacerbated by Tenant or any Tenant Party in which case Tenant shall be solely responsible for the costs thereof;

(w)                               costs which would be recoverable by Landlord pursuant to its insurance policies (provided, however, that nothing contained in this clause (w) is intended to require Landlord to submit claims for matters which Landlord does not reasonably believe are covered by its insurance policies);

(x)                                   any costs, fees or expenses for management, supervision, overhead or administration which are in addition to or which are duplicative of the 3.0% administrative fee described above.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.                                       Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions of this Lease, which Security Deposit shall be in the form of cash.  Notwithstanding anything to the contrary contained in the  preceding sentence, Landlord acknowledges that Landlord is holding a security deposit under the Prior Lease in the amount of $95,000 and that, at Tenant’s request, such amount shall be applied toward the amount of the Security Deposit required to be deposited by Tenant with Landlord under this Lease.  The Security Deposit shall be held by Landlord in a separate account and Tenant shall be entitled to any interest earned on the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.                                       Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment in or upon the Premises if the weight of the same exceeds the structural capacity of the Building or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord and Tenant’s agreement to pay the additional cost thereof, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall, as an Operating Expense, be responsible for and shall make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”)).  Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises.  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

8.                                       Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over; provided, however, that Landlord shall not be entitled to consequential damages unless Landlord has provided Tenant with written notice, prior to expiration or earlier termination of the Term, advising Tenant of the facts that could result in a claim for consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.                                       Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, provided such determination is reasonable and made in good faith.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after demand.

10.                                 Parking.  Landlord covenants and agrees that Landlord shall, during the Term of this Lease, maintain the number of parking spaces at the Project required by applicable Legal Requirements. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project, to use 254 parking spaces at the Project, at no cost to Tenant during the Base Term, subject in each case to Landlord’s reasonable rules and regulations which shall not be enforced on a discriminatory basis.  Of the parking spaces allocated to Tenant pursuant to the preceding sentence, (i) 2 parking spaces shall be reserved spaces in the garage, (ii) 7 parking spaces shall be on the parking deck, (iii) 217 parking spaces shall be useable parking spaces in areas designated for non-reserved parking, and (iv) 28 parking spaces shall be for Tenant’s use for equipment and storage purposes.  Notwithstanding anything to the contrary contained herein, Tenant shall be required to pay to Landlord $400 per month (“Parking Rent”) for its use of 8 of the parking spaces described in clause (iv) of the preceding sentence.  On September 1 of each year during the Base Term, Parking Rent shall be increased by the Rent Adjustment Percentage.  Tenant may use additional parking spaces for equipment and storage purposes; provided, however, that such additional parking spaces also count towards the total number of parking spaces allocated to Tenant pursuant to the first sentence of this Section 10.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.  If Tenant leases directly from Landlord other premises at the Project such as the Available Space and/or the Sublease Space (as such terms are hereinafter defined), Tenant shall have the right, in common with other tenants at the Project pro rata in accordance with the rentable area of such other space and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking.

If any of the parking spaces allocated to Tenant pursuant to this Section 10 are eliminated during the Term solely as a result of the matters within Landlord’s reasonable control (as opposed to matters not within Landlord’s reasonable control such as condemnation or casualty) and not in connection with a benefit being provided by Landlord specifically for Tenant (e.g., at Tenant’s request or in connection with the Bridge), Landlord shall make substitute parking (for the number of spaces eliminated) available for use by Tenant.

11.                                 Utilities, Services.  The Premises are stubbed to receive water, electricity, heat, light, power, telephone and sewer service.  Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services for the Common Areas (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Except in the case of an emergency, Landlord shall provide Tenant with written notice at least 3 business days prior to Landlord intentionally interrupting any Utilities to the Premises.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators for the 9363 Building with not less than the capacity of the emergency generators located in the 9363 Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines.  Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.    Landlord shall provide Tenant with written notice at least 5 business days prior to any replacement, repair or maintenance of the emergency generators during which the emergency generators are scheduled not to be operational.

12.                                 Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems.  Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work does not exceed $25,000 for any single Alteration and does not exceed $100,000 for all Alterations in any 12 month period (collectively, a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans and specifications (if the subject Alterations require plans and specifications), work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction.  If

Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  With respect to any non-cosmetic Alteration and/or any Alteration which requires a permit or plans, Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with such Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision.  (The preceding sentence shall not apply to the Tenant Improvements being constructed pursuant to the Work Letter.  With respect to the Tenant Improvements, Tenant shall pay Administrative Rent as provided for in the Work Letter. )  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Allowance (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups on the surface of walls or floors) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Allowance, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration notify Tenant in writing if Landlord has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease.  If Landlord so elects and notifies Tenant in writing of such election at the time of its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections on the surface of the walls of the Premises and repairing any holes.  Tenant shall perform such removal and repair work prior to the expiration or termination of this Lease and if such work continues after the expiration or termination of this Lease, Tenant shall pay Rent to Landlord as provided herein for such period as if said space were otherwise occupied by Tenant.

13.                                 Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain all of the structural (except as provided for in Section 5(b)), exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense, subject to the waiver of subrogation requirements herein.  Notwithstanding anything to the contrary contained in the first sentence of this Section 13, Landlord may, at any time and from time to time, request that Tenant maintain the HVAC and/or some or all of the other Building Systems and, unless Tenant agrees to do so, Tenant shall have no obligation to undertake the requested maintenance.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, provided such repairs are diligently prosecuted to completion.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Notwithstanding anything to the contrary contained in this Section 13, Landlord shall use commercially reasonable efforts to commence and diligently prosecute to completion, within 30 days after receipt of written notice from Tenant specifying the repairs required to be performed, any repairs required to be performed by Landlord under this Lease; provided, however, if such repairs require a period of time in excess of 30 days to complete, then Landlord shall have such additional period of period of time as is reasonably necessary to complete such repairs.

14.                                 Tenant’s Repairs.  Subject to Section 13, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Notwithstanding anything to the contrary contained in the preceding sentence, Tenant shall not be required to make any structural repairs or replacements within the Premises unless such repairs or replacements are required as a result of the Tenant Improvements, Alterations, Tenant’s particular use of the Premises or Tenant’s negligence or willful misconduct.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.                                 Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.                                 Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord.

Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within the Project arising directly and solely out of the negligence or willful misconduct of Landlord while in or on the Project, except those occurring within the Premises and except if caused by the willful misconduct or negligence of Tenant or any of the Tenant Parties.

Notwithstanding anything to the contrary contained herein, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.                                 Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $5,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises and pollution legal liability insurance with a minimum limit of not less than $2,000,000 per occurrence.  The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents and Alexandria Real Estate Equities, Inc., as additional insureds.  The commercial general liability and pollution legal liability insurance policies shall insure on an occurrence basis, if available, and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

Notwithstanding anything to the contrary contained herein, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall not be required to pay (i) a deductible exceeding $100,000 in connection with any claim made by Landlord under any pollution legal liability insurance policy which Landlord may elect to carry, (ii) a deductible exceeding 5% of Landlord’s good faith estimate (at the time of the earthquake claim) of the replacement cost of the Building in connection with any claim made by Landlord under any earthquake insurance policy which Landlord may elect to carry, or (iii) a deductible exceeding 5% of Landlord’s good faith estimate (at the time of the flood claim) of the replacement cost of the Building in connection with any claim made by Landlord under any flood insurance policy which Landlord may elect to carry.

18.                                 Restoration.  If at any time during the Term the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Notwithstanding the foregoing, Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration; provided, however, that the party electing to terminate this Lease provides written notice of such election to the other party within 5 business days after Landlord notifies Tenant of the amount of time required to repair such damage.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Rent shall be abated from the date all required Hazardous Material Clearances, if any, are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.                                 Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be equitable, fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to and replacement of Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                                 Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                  Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than once in any 12 month period.

(b)                                 Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 10 days before the expiration of the current coverage.

(c)                                  Abandonment.  Tenant shall abandon the Premises except in the event that Tenant has performed all of its obligations under Section 28 prior to such abandonment and continues to perform all of its other obligations under this Lease during such abandonment.

(d)                                 Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)                                  Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

(f)                                    Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)                                 Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)                                 Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot reasonably be cured within such 30 day period, then Tenant shall not be deemed to be in Default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion.

21.                                 Landlord’s Remedies.

(a)                                  Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, after delivering written notice to Tenant, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Except as specifically provided in the last sentence of Section 21(d), nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)                                 Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)                                  Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)                                     Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)                                  Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)                              The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)                                The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)                                The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)                               Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, the unamortized amount of brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and the unamortized amount of any special concessions made to obtain a new tenant; and

(E)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)                               Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)                              Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)                                 Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense.

(d)                                 Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise.  Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages arising by reason of Tenant’s Default; provided, however, that Landlord shall not be required to relet the Premises or any portion thereof to any tenant and/or on any terms and conditions if such tenant and/or terms and conditions do not satisfy Landlord’s then current underwriting criteria.

22.                                 Assignment and Subletting.

(a)                                  General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  Except in the case of a Control Permitted Assignment (as defined below), if Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.

(b)                                 Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall reimburse Landlord for all of

Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, but not to exceed $2,500 per Assignment Notice.

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required; provided, however, that Tenant provides Landlord with a copy of the agreement documenting such sublease or assignment and the same specifically provides that (A) Tenant is not released from Tenant’s obligations hereunder and that the primary liability of Tenant to pay the Rent due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder is not altered, and (B) the  assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to perform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease.  In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a valid business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”).  A Control Permitted Assignment and a Corporate Permitted Assignment are hereinafter collectively referred to as a “Permitted Assignment.”  Notwithstanding anything to the contrary contained in this paragraph, if the provisions of (i) and/or (ii) of Section 22(f) apply to a Permitted Assignment, Landlord shall have the absolute right to refuse to consent to such Permitted Assignment.

Landlord acknowledges and agrees that (x) Landlord’s right under the preceding paragraph to   receive notice in the case of a Corporate Permitted Assignment is not intended to create a consent right in favor of Landlord as to the transaction constituting the Corporate Permitted Assignment but rather the right to receive prior notice of a Corporate Permitted Assignment, and (y) Landlord shall keep all non-public information made available by Tenant to Landlord regarding the proposed Permitted Assignment confidential until the effective date of said Permitted Assignment.

(c)                                  Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)                                 No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  The preceding sentence shall not apply to Permitted Assignments.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)                                  No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)                                    Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, and such remedial action has not been successfully completed and/or any applicable Governmental Authority has not issued a case closed or no further action letter in connection with the same, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.  Notwithstanding anything to the contrary contained in the preceding sentence, Landlord shall not have the right to refuse to consent to an assignment or subletting if (x) the contamination described in clause (i) of the preceding sentence or the matter which is the reason for the enforcement order described in clause (ii) of the preceding sentence is generally considered not to be material, or (y) in the case of any contamination which has not been completely remediated by the  proposed assignee or sublessee, such party is diligently remediating such contamination.

23.                                 Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.                                 Quiet Enjoyment.  So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                                 Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.                                 Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  Said rules and regulations shall not interfere with the exercise by Tenant of the rights granted to Tenant under this Lease.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project provided Landlord shall not enforce such rules and regulations in a discriminatory manner.

27.                                 Subordination.  Landlord represents and warrants to Tenant that, as of the date of this Lease, the Project is not encumbered by a deed of trust.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that Tenant receives a commercially reasonable non-disturbance agreement which provides, among other things, that so long as there is no Default hereunder, this Lease shall not be terminated and Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the request of the Holder of any such Mortgage, to attorn to any such Holder; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments are commercially reasonable and contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 and this Section 27.  Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust and any purchaser at a foreclosure or trustee’s sale .

28.                                 Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous

Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                                 Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.                                 Environmental Requirements.

(a)                                  Prohibition/Compliance/Indemnity.  Tenant shall not cause or, as to any Tenant Party,  permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination, except to the extent the Hazardous Materials are present as the result of the acts of Landlord or Landlord’s employees, agents and contractors.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense, except to the extent the Hazardous Materials are present as the result of the acts of Landlord or Landlord’s employees, agents and contractors, and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.  Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to, the presence of any Hazardous Materials in, on or about the Project (other than within the Premises) unless the presence of such Hazardous Materials (i) is the result of a breach by Tenant of any of its obligations under this Lease, (ii) was caused by Tenant or any Tenant Party, (iii) was contributed to by Tenant or any Tenant Party (but Tenant’s responsibility and indemnification and hold harmless obligation shall be limited to the extent that Tenant or any Tenant Party contributed to the presence of such Hazardous Materials), (iii) was exacerbated by Tenant or any Tenant Party (except if Tenant or the Tenant Party had no prior knowledge (and can reasonably demonstrate that they had no prior knowledge) of the existence of such Hazardous Materials, or (iv) originates from the Premises during Tenant’s (or any assignee’s or sublessee’s) occupancy of the Premises (or any portion thereof).

(b)                                 Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”), if any, relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)                                 Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Such tests shall be conducted at Landlord’s expense, unless such tests are conducted pursuant to Section 21 hereof or reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such tests. Landlord and Tenant shall cooperate with one another to schedule such testing at a mutually acceptable time.  Tenant shall have the right to have a representative present during such testing.    If Tenant, at Tenant’s  expense, conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests.  In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)                                  Tanks.  Tenant shall have no right to install or use any underground storage tanks at the Premises or the Project.  If other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)                                    Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials which Tenant is required under this Lease to remove (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)                                 Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(h)                                 Phase I Report.  Landlord has provided Tenant with a copy of the Phase I Report.

(i)                                     Testing of the Available Space.  Tenant shall have the right, for a 30 day period  commencing on the date Tenant has actual knowledge of the expiration or earlier termination of the Vical Lease, to inspect and conduct tests in the Available Space to determine whether any contamination of the Available Space has occurred..  Such inspection and tests shall be conducted at Tenant’s expense.  Landlord or a representative of Landlord shall be present during all inspections and tests.  All of such inspections and tests shall be conducted at times mutually agreed to by Landlord and Tenant and shall be subject to any reasonable requirements and testing procedures requested by Landlord including, without limitation, the splitting of any samples taken.  If the Available Space is determined to be contaminated as a result of Vical’s use or occupancy of the same and such contamination is required by a Governmental Authority to be remediated, Landlord shall cause such contamination to be remediated in accordance with applicable Environmental Requirements.  If the testing and inspections described in this Section 30(i) identify contamination in the  Available Space and Landlord is not required by a Governmental Authority to cause the same to be remediated, Tenant’s indemnification and hold harmless obligations under this Section 30 shall not apply to such contamination.

31.                                 Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or Landlord a period of 60 days in which to cure such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of 60 days, in which case such Holder and/or Landlord shall have such period of time as is reasonably necessary to effect a cure provided that Holder and/or Landlord is diligent in attempting to effect such cure); provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord.  The written notice shall be required to specifically provide that a Material Landlord Default exists.  Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion.  If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder.  If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

During the period from January 31, 2014 until January 31, 2015, if (i) Landlord (and any Holder) is in default under this Lease beyond any applicable notice and cure period provided to Landlord (and any Holder) under this Lease, and (ii) the reasonably estimated cost to cure the matter which is the subject of such default exceeds Tenant’s remaining Rent obligations under this Lease, Tenant shall have the right to terminate this Lease upon not less than 30 days written notice to Landlord (and any Holder) in which case this Lease shall terminate on the date (the “Termination Date”) set forth in such notice if the matter which is the subject of the default has not been cured by the Termination Date.  If the Lease is terminated as provided for in the preceding sentence, (y) Base Rent and Operating Expenses shall be prorated as of the Termination Date, and (z) except for obligations arising prior to the Termination Date and the obligations under this Lease which survive the expiration or earlier termination of this Lease, neither party shall have any further obligations under this Lease after the Termination Date.  If Tenant fails to exercise its right to elect to terminate this Lease within 20 business days after the date that Tenant first has the right to do so under this paragraph, Tenant shall be deemed to have waived its right to terminate this Lease under this paragraph.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                                 Inspection and Access.  Except in the case of an emergency, Landlord and its agents, representatives, and contractors may enter the Premises during business hours on not less than 48 hours advance written notice to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Subject to Landlord’s obligations under Section 10 with respect to providing substitute parking, Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects (i) Tenant’s access to the Premises other than on a temporary basis, or (ii) Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.  For purposes of this Section 32, the prior written notice required to be given by Landlord to Tenant may be given by e-mail.

33.                                 Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.                                 Force Majeure.  Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits or other governmental approvals, enemy or hostile governmental action, civil commotion, acts of terrorism, fire or other casualty, and other causes beyond their reasonable control (“Force Majeure”).

35.                                 Brokers, Entire Agreement, Amendment.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than Burnham Real Estate Services, whose commission shall be paid by Landlord pursuant to a separate written agreement between Landlord and Broker.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.                                 Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S

INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.                                 Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.                                 Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Notwithstanding the foregoing, Landlord hereby confirms its consent to any of the foregoing currently located at the Premises, including but not limited to Tenant’s current Suite Sign (defined below), the Building Sign (defined below) and any other existing exterior signage.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.

Notwithstanding anything to the contrary contained in the preceding paragraph, during the Term of this Lease, Tenant shall be entitled, at Tenant’s sole cost and expense, (i) to have one sign with Tenant’s trade name and/or corporate trademark on the entrance (inside the 9363 Building) to the first floor portion of the 9363 Premises and the second floor portion of the 9363 Premises (collectively, the “Suite Sign”), and (ii) to have one sign with Tenant’s name on the exterior of the 9363 Building (the “Building Sign”).  The Suite Sign and the Building Sign shall be referred to herein collectively as  “Tenant’s Signs.”  Tenant Signs shall be subject to Landlord’s prior written approval with respect to signage contents (other than the appearance of Tenant’s trade name and corporate trademark), which approval shall not be unreasonably withheld.  Any of Tenant’s Signs currently located on the Project are deemed approved.  If, in addition to Tenant’s Signs, Tenant desires to place any other sign on the Premises (“Additional Sign”) and Landlord is willing at that time to consent to allow Tenant to do so (which consent shall not be unreasonably withheld, such Additional Sign shall conform to Landlord’s portfolio design criteria.  Tenant shall be solely responsible for all costs, fees, charges, expenses or other sums related to Tenant’s Signs, the Blue Sign (as defined below)  and the Additional Sign, including without limitation, costs related to (i) manufacture, installation and maintenance of Tenant’s Signs, the Blue Sign and the Additional Sign, (ii) removal of Tenant’s Signs, the Blue Sign and the Additional Sign upon the expiration or earlier termination of the Lease or the termination of Tenant’s right thereto, (iii) permits required by any governmental authority with respect to Tenant’s Signs, the Blue Sign and the Additional Sign, and (iv) assuring that Tenant’s Signs, the Blue Sign and the Additional Sign conform to all legal requirements applicable to the Project.

Notwithstanding anything to the contrary contained in this Section 38, from and after the date that Tenant is the sole tenant of the 9363 Building and the 9373 Building, (i) Tenant shall have the right to install and maintain a blue sign in the lobby of the 9373 Building (the “Blue Sign”) provided that such sign is identical to the blue sign currently located in the lobby of the 9363 Building, and (ii) any approval sought by Tenant from Landlord under this Section 38 shall not be unreasonably withheld.

39.                                 First Right to Negotiate to Lease the Available Space.

(a)                                  Expansion in the 9373 Building.  Tenant shall have the right, but not the obligation, to negotiate with Landlord to expand the Premises (the “Negotiation Right”) to include the Available Space in the 9373 Building upon the terms and conditions in this Section.  For purposes of this Section 39(a), “Available Space” shall mean the portion of the 9373 Building (excluding the Sublease Premises (as defined in Section 42)) currently being leased by Landlord to Vical Incorporated, a Delaware corporation (“Vical”), pursuant to that certain Lease dated December 4, 1987 (as amended and assigned, the “Vical Lease”).  The Available Space contains approximately 10,494 rentable square feet and is more particularly described on Exhibit H attached hereto.

Promptly following the earlier to occur of the expiration of any right which Vical has under the Vical Lease to elect to extend the term of the Vical Lease or the date on which Vical notifies Landlord in writing that it does not wish to extend the term of the Vical Lease, Landlord shall, so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Negotiation Notice”) of such Available Space, together with the terms and conditions on which Landlord is prepared to lease to Tenant such Available Space.  Landlord and Tenant shall have 30 days from the date of the Negotiation Notice to attempt to agree upon terms and conditions, acceptable to both in their sole and absolute discretion, for the leasing of the Available Space.  Notwithstanding anything to the contrary contained in the preceding sentence, Landlord and Tenant hereby agree that, if Tenant leases the Available Space pursuant to this Section 39, Tenant shall only be required to commence paying Base Rent and Operating Expenses for the Available Space 90 days after the Vical Lease has terminated and Vical has vacated the Available Space.

(b)                                 Amended Lease.  If, after the expiration of a period of 30 days from the date of the Negotiation Notice, no lease amendment or lease agreement for the Available Space has been executed by Landlord and Tenant, Tenant shall be deemed to have waived its right under this Section 39 to lease the Available Space and, subject to the provisions of Section 40, Landlord shall have the right to lease the Available Space to any third party and on any terms and conditions acceptable to Landlord.

(c)                                  Exceptions.  Notwithstanding the above, the Negotiation Right shall not be in effect and may not be exercised by Tenant:

(i)                                     during any period of time that Tenant is in Default beyond any applicable cure period under any provision of the Lease; or

(ii)                                  if Tenant has been in Default beyond any applicable cure period under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Negotiation Right.

(d)                                 Termination.  The Negotiation Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Negotiation Right, if, after such exercise, but prior to the commencement date of the lease of the Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted beyond any applicable cure period 3 or more times during the period from the date of the exercise of the Negotiation Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e)                                  Rights Personal.  The Negotiation Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(f)                                    No Extensions.  The period of time within which the Negotiation Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Negotiation Right.

40.                                 Right of First Refusal to Lease the Available Space.

(a)                                  Available Space in the 9373 Building.  Each time during the Term hereof that Landlord intends to accept a bona fide offer or otherwise agree (the “Pending Deal”) to lease the Available Space to any third party (excluding any renewal option exercised by Vical), Landlord shall, so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Pending Deal Notice”) of the material terms of such Pending Deal.  Within 5 business days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Pending Deal Acceptance”) if Tenant elects to lease the Available Space pursuant to the terms set forth in the Pending Deal.  Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Available Space pursuant to this Section 40 is hereinafter referred to as the “Right of First Refusal.”  If Tenant elects to lease the Available Space by delivering the Pending Deal Acceptance within the required 5 business day period, Tenant shall be deemed to agree to lease the Available Space on the same terms and conditions set forth in this Lease as modified by the terms and conditions set forth in the Pending Deal Notice.  Tenant’s failure to deliver a Pending Deal Acceptance to Landlord within the required 5 business day period shall be deemed to be an election by Tenant not to exercise Tenant’s right to lease the Available Space and Landlord shall have the right to lease the Available Space to any third party and on any terms and conditions acceptable to Landlord; provided, however, that the economic terms of the lease to such third party are substantially similar to the terms set forth in the Pending Deal Notice.  For purposes of the preceding sentence, the economic terms shall be considered substantially similar if the difference in base rent is five percent (5%) or less.

(b)                                 Amended Lease.  If Tenant elects to exercise Tenant’s right to lease the Available Space in the manner and timeframe required in Section 40(a), Landlord and Tenant shall enter into an amendment to this Lease confirming the terms and conditions upon which Tenant is leasing the Available Space.

(c)                                  Exceptions.  Notwithstanding the above, the Right of First Refusal shall not be in effect and may not be exercised by Tenant:

(i)                                     during any period of time that Tenant is in Default beyond any applicable cure period under any provision of the Lease; or

(ii)                                  if Tenant has been in Default beyond any applicable cure period under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of First Refusal.

(d)                                 Termination.  Tenant’s right to lease the Available Space pursuant to this Section 40 shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of it right to lease the Available Space pursuant to this Section 40, if, after such exercise, but prior to the commencement date of the lease of the Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 beyond any applicable cure period or more times during the period from the date of the Pending Offer Acceptance to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e)                                  Rights Personal.  The Right of First Refusal is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(f)                                    No Extensions.  The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Refusal.

41.                                 Must Take Available Space.

(a)                                  If, within 6 months after the expiration or earlier termination of the Vical Lease with respect to the Available Space, (i) Landlord and Tenant have not entered into a lease for the Available Space pursuant to Sections 39 or 40, and (ii) Landlord has not entered into a lease for the Available Space with a third party, the Available Space shall, subject to the provisions of this Section 41, automatically become part of, and included within the definition of, the Premises on the date that is 6 months after the expiration or earlier termination of the Vical Lease with respect to the Available Space.

If the Available Space shall become part of, and be included within the definition of, the Premises as provided for in this Section 41(a), Tenant shall lease the Available Space subject to all of the terms and conditions of this Lease, except: (a) that the 9373 Premises (and the Premises) under the Lease shall be increased to include the rentable square feet of the Available Space; (b) Base Rent shall be increased based on the addition of the Available Space to the Premises (meaning that Tenant shall pay Base Rent for the Available Space during the Term at the same per square foot rental rates applicable to the balance of the 9373 Premises; and (c) Tenant's Share of Operating Expenses shall be increased based upon the addition of the Available Space to the Premises.  Tenant shall be entitled to a tenant improvement allowance not to exceed of $419,760 (the “Available Space TI Allowance”) for the construction of tenant improvements of a permanent and fixed nature (the ”Available Space Improvements”) which shall remain in the Available Space after the expiration or earlier termination of this Lease.  In addition, if Tenant leases the Available Space pursuant to this Section 41, Tenant shall only be required to commence paying Base Rent and Operating Expenses for the Available Space 90 days after the date that the Available Space becomes part of the Premises. In all other respects, the Lease shall remain in full force and effect, and shall apply to the Available Space.

(b)                                 Upon the delivery of the Available Space to Tenant as provided herein, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the delivery and commencement date with respect thereto, and the other changes in the Lease terms described above.

(c)                                  Tenant acknowledges and agrees that the Available Space Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 above.  If Tenant desires an advance of all or any portion of the Available Space TI Allowance, Tenant shall, in addition to the documents to be provided to Landlord pursuant to Section 12, deliver to Landlord a written request for Landlord to fund all or a portion of the Available Space TI Allowance for such Alteration; provided, however, that no such request shall be for less than $100,000 except for the final disbursement.  Landlord shall review the proposed Alteration and shall inform Tenant, at the same time Landlord gives its consent, if any, to such Alteration, what portion of the cost, if any, of such Alteration is attributable to Available Space Improvements and may be funded from the Available Space TI Allowance.  Thereafter, Landlord shall fund such amounts upon presentation to Landlord of draw requests containing unconditional lien waivers and such other documents as are customary for construction projects in the San Diego area.    Tenant shall provide Landlord with “as-built” plans promptly following completion of any Alterations to the Available Space.

42.                                 Early Termination of Vical Lease With Respect to Space Subleased to Tenant.

(a)                                  Pursuant to that certain Sublease Agreement dated March 14, 2003 (the “Sublease”), between Tenant and Vical, Tenant subleases from Vical approximately 9,561 rentable square feet (the “Sublease Premises”) in the 9373 Building.  The Sublease Premises are more particularly described on Exhibit G attached hereto.

(b)                                 Following the execution hereof, Landlord and Tenant shall use reasonable efforts to cause Vical to agree to terminate Vical’s lease with Landlord (the “Vical Lease”) with respect to the

Sublease Premises pursuant to an amendment to the Vical Lease documenting such termination (the “Vical Termination Agreement”) and, upon such termination (the “Termination Date”), the Sublease Premises shall automatically become part of the Premises subject to all of the terms and conditions hereof; provided, however, that (i) Landlord shall have no obligation to enter into the Vical Termination Agreement unless all of the terms and conditions of the Vical Termination Agreement are acceptable to Landlord in its sole and absolute discretion, (ii) Tenant shall reimburse Landlord for any costs and expenses which Landlord incurs in connection with such efforts, (iii) Tenant shall be responsible for paying to Vical any sums required to be paid to Vical in connection with the termination of the Sublease including, without limitation any unamortized tenant improvement expenses and/or brokerage fees, (iv) Tenant agrees to pay to Landlord Recapture Rent (as hereinafter defined) to cover any financial detriment to Landlord as result of the termination of the Vical Lease with the respect to the Sublease Premises, and (v) Tenant shall have no obligation to lease the Sublease Premises unless Landlord has notified Tenant in writing of the amount that will be required to be paid by Tenant pursuant to (ii), (iii) and (iv) of this paragraph and Tenant has agreed in writing to pay such amount.

(c)                                  As used herein, “Recapture Rent” means the amount necessary to fully amortize the Economic Impact Amount (as hereinafter defined) at a rate of 10% over the period from the Termination Date to January 31, 2015.  Recapture Rent shall be paid monthly on the first of each calendar month during the Base Term.  As used herein, “Economic Impact Amount” shall mean the amount, as determined by Landlord, which represents the total economic difference (loss) to Landlord, during the period from the Termination Date until November 30, 2004, between (i) terminating the Vical Lease with respect to the Sublease Premises and leasing the Sublease Premises to Tenant as contemplated by this Section 42, and (ii) not terminating the Vical Lease with respect to the Sublease Premises.

(d)                                 Subject to the conditions set forth in Section 42(b), concurrently with the surrender of the Sublease Premises by Vical pursuant to the Vical Termination Agreement (or upon the expiration or other termination of the Vical Lease with respect to the Sublease Premises as contemplated in Section 43), the Sublease Premises shall become part of, and be included within the definition of, the Premises subject to all of the terms and conditions of this Lease, except: (a) that the 9373 Premises (and the Premises) under the Lease shall be increased to include the rentable square feet of the Sublease Premises; (b) Base Rent shall be increased based on the addition of the Sublease Premises to the Premises (meaning that Tenant shall pay Base Rent for the Sublease Premises during the Term at the same per square foot rental rates applicable to the balance of the 9373 Premises; (c) Tenant's Share of Operating Expenses shall be increased based upon the addition of the Sublease Premises to the Premises, and (d) relative to the Sublease Space for the period prior to the Rent Resumption Date, Tenant will pay Base Rent at the rate of $1.99 per square foot per month for the Sublease Space, and thereafter Tenant will pay Base Rent for the Sublease Space at the same rate applicable to the rest of the 9373 Premises.  In all other respects, the Lease shall remain in full force and effect, and shall apply to the Sublease Premises.  Upon the delivery of the Sublease Premises to Tenant as provided herein, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the delivery and commencement date with respect thereto, and the other changes in the Lease terms described above.

43.                                 Inclusion of Sublease Space at Expiration of Vical Lease.  If Landlord and Tenant are not able to effectuate the inclusion of the Sublease Premises as part of the Premises by terminating Vical Lease with respect to the Sublease Space as contemplated in Section 42, then, upon the expiration or earlier termination of the Vical Lease with respect to the Sublease Premises, the Sublease Premises shall automatically become part of the Premises and all of the provisions of Section 42(d) shall be applicable and are incorporated by this reference into this Section 43.

44.                                 Intentionally Omitted.

45.                                 Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)                                  Extension Rights.  Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease each for a period of not less than 3 years and not more than 5 years

(each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice (each, an “Extension Notice”) of its election to exercise each Extension Right at least 12 months prior, and no earlier than 9 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.  If Tenant fails to specify the length of the Extension Term in an Extension Notice, Tenant shall be deemed to have elected an Extension Term of 5 years.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.  In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during such subsequent Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 45(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise an Extension Right by delivering notice to Landlord as required in this Section 45(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the applicable Extension Term.

(b)                                 Arbitration.

(i)                                     Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)                                  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)                               An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office, R&D and office/laboratory real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of R&D or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)                                  Rights Personal.  Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)                                 Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i)                                     during any period of time that Tenant is in Default beyond any applicable cure period under any provision of this Lease; or

(ii)                                  if Tenant has been in Default beyond any applicable cure period under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e)                                  No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)                                    Termination.  The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted beyond any applicable cure period 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

46.                                 Tenant Relocation Rights.  If, during the Base Term of this Lease, Tenant determines that it needs total rentable space in an amount which exceeds 200% of the rentable square feet of the Premises at the time of such determination, Tenant may elect to give Landlord notice of its desire to relocate to another facility owned by Landlord or an affiliate of Landlord (the “Relocation Space”).  Upon receipt of such notice, Landlord shall have the option to either given Tenant written notice that Landlord elects not to relocate Tenant, or to give Tenant notice within 60 days of Landlord’s receipt of such notice, describing: (i) the available space(s), if any, Landlord or any affiliate of Landlord may have or would construct which could be used for such Relocation Space, (ii) the time period within which such space(s) could be available for lease by Tenant and (iii) the economic and other material business terms of any proposed lease thereof to Tenant (“Relocation Notice”).  The decision whether to give a Relocation Notice and the terms thereof shall be determined by Landlord in Landlord’s sole discretion.  Tenant shall have 30 days following receipt of any Relocation Notice given by Landlord to deliver to Landlord written notification of Tenant’s acceptance (“Acceptance Notice”) of such Relocation Notice and agreement to lease such Relocation Space upon the business terms set forth in the Relocation Notice.  Upon Tenant’s occupancy of such Relocation Space, the Lease for the Premises shall terminate.  If Tenant does not deliver an Acceptance Notice to Landlord within the required 30 day period, Tenant shall be deemed to have elected to remain in the Premises (and not lease the Relocation Space).

47.                                 Pedestrian Bridge.  Tenant has advised Landlord that Tenant may desire to construct a pedestrian bridge (the “Bridge”) across Towne Centre Drive in order to connect the Project with buildings to the west.  The Bridge may not be constructed without Landlord’s prior written consent which consent shall not be unreasonably withheld.  Tenant shall be required to seek and obtain Landlord’s consent to the construction of the Bridge prior to seeking any of the required governmental approvals necessary for the construction of the Bridge.  Landlord may consider, among other things, the following matters in connection with granting or withholding its consent to the construction of the Bridge: (i) the proposed location of the Bridge (or pathway to the Bridge) on the Project, (ii) any requirements or obligations, financial or otherwise, which will be imposed on Landlord and/or the Project as a result of the Bridge, (iii) any adverse effects the Bridge may have on the Project, and (iv) obtaining reimbursement from Tenant for any costs associated with removing the Bridge and restoring the Project.  If, after Landlord has consented to the construction of the Bridge, governmental approval of the construction of the Bridge requires or results in any material changes or modifications to any of the plans or specifications or any other material matters considered or approved by Landlord or results in any changes to the Bridge that are visible from the exterior or results in the imposition of any material conditions or raises matters not specifically considered and approved by Landlord in connection with Landlord’s original consent to the construction of the Bridge, Landlord shall have the right to review and approve the same and determine whether Landlord is still willing to consent to the construction of the Bridge.  The determination right granted to Landlord in the preceding sentence is not a right to consider matters previously considered and approved by Landlord in connection with the construction of the Bridge but rather a right to consider those matters (as more particularly described in the preceding sentence) which arise in connection with obtaining governmental approval of the Bridge.  Tenant shall be solely responsible for all costs and expenses in connection with the construction and maintenance of the Bridge (including, without limitation, any ADA-related costs and expenses) and shall reimburse Landlord for all costs and expenses actually incurred by Landlord at any time in connection with Bridge.  Tenant acknowledges and agrees that Landlord may impose any reasonable conditions or requirements on Tenant in connection with the construction and maintenance of the Bridge.

Notwithstanding anything to the contrary contained in this Section 47, with respect to the construction of the Bridge, Tenant shall only be responsible for reimbursing Landlord’s costs and expenses up to the greater of 5% of the total project cost for the construction of the Bridge or $50,000.  The cap set forth in the preceding sentence shall only apply to Landlord’s costs and expenses in connection with the construction of the Bridge (and not maintenance or any other costs associated with the Bridge).

48.                                 Miscellaneous.

(a)                                  Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(d)                                 Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e)                                  Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(f)                                    Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(g)                                 Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(h)                                 Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(i)                                     Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(j)                                     Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

AMYLIN PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-9363/9373/9393 TOWNE CENTRE, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
as Managing Member

	By:	ARE-QRS CORP.,
a Maryland corporation,
as General Partner

By:
Its: